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                                Exhibit 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 1 to Registration Statement No. 33-79146 (Form S-8) and related prospectus pertaining to the 1993 Stock Option Plan of WMS Industries Inc. and to the incorporation by reference therein of our report dated August 19, 1997, with respect to the consolidated financial statements and schedules of WMS Industries Inc. included or incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                              /s/  Ernst & Young LLP


Chicago, Illinois
September 30, 1997




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